AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2004
                                                  Registration No.  333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          TELECOM COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                              ____________________

          INDIANA                                          2089848
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 74 Shanan Road
                       Panyu, Guangzhou, GD 511490, China
                                (8620) 8487 9179
          (Address and Telephone Number of Principal Executive Offices)
                              ____________________

                          TELECOM COMMUNICATIONS, INC.
                       2002 STOCK OPTION PLAN (AS AMENDED)
                            (Full Title of the Plan)


                                   Copies to:

                                    Fred Deng
                             Chief Executive Officer
                          Telecom Communications, Inc.
                                 74 Shanan Road
                       Panyu, Guangzhou, GD 511490, China
                                (8620) 8487 9179
                              ____________________

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                  PROPOSED          PROPOSED
                                                  MAXIMUM           MAXIMUM
                                                  OFFERING          AGGREGATE    AMOUNT OF
  TITLE OF SECURITIES          AMOUNT TO BE       PRICE PER         OFFERING    REGISTRATION
   TO BE REGISTERED            REGISTERED           SHARE              PRICE         FEE
--------------------------------------------------------------------------------------------
Common Stock, $.001             3,000,000          $0.70           $2,100,000     $266.07
par value per share (1)
============================================================================================

----------
(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked price of the securities on the Over-the-Counter-Bulletin Board on March 11, 2004

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement relates to separate prospectuses.

     Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 3,000,000 shares of common stock pursuant to our 2002 Stock Option Plan, as Amended (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933.

                                   PROSPECTUS

ITEM 1.   PLAN INFORMATION

     We established the Plan effective December 18, 2002 covering 2,500,000 shares of our common stock, to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants. The Plan was thereafter amended on January 29, 2004 to increase the covered shares to 5,500,000 shares of our common stock. The issuance of shares under the Plan is restricted to persons and firms who are closely-related to us and who provide services in connection with the development and production of our products and services or otherwise in connection with our business. Securities must be issued only for bona fide services. Shares are awarded under the Plan pursuant to individually negotiated compensation contracts or as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of securities that may be awarded under the Plan to a single participant. We anticipate that a substantial portion of the securities to be issued under the Plan will be issued as compensation to our directors, offices, employees and non-employee consultants and advisors who provide services in the development and promotion of our various products and services and assist the Company in developing our internal infrastructure, our strategic planning, and our acquisition and strategic alliance program.

     The Plan does not require restrictions on the transferability of securities issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.

ITEM 2.   COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at is principal office at 74 Shanan Road, Panyu, Guangzhou, GD 511940 China, attention: Chief Executive Officer.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

Our principal offices are located at:

                                 74 Shanan Road
                        Panyu, Guangzhou, GD 511940 China
                           Telephone (8620) 8487 9179

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                               REOFFER PROSPECTUS

                          TELECOM COMMUNICATIONS, INC.

                        3,000,000 SHARES OF COMMON STOCK
                                ($.001 PAR VALUE)

     This prospectus forms a part of a registration statement, which registers an aggregate of 3,000,000 shares of common stock issued or issuable from time-to-time under the Telecom Communications, Inc. 2002 Stock Option Plan, as Amended. The initial Plan covered the issuance of 2,500,000 which has now been increased to 5,500,000 shares of our Common Stock.

     Telecom Communications, Inc. is referred to in this prospectus as "Telecom," the "Company," "we," "us" or "our." The 3,000,000 shares issued directly or underlying options covered by this prospectus are referred to as the "shares." Persons who are issued shares underlying options or directly are sometimes referred to as the "selling security holders."

     This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock.

     We will not receive any proceeds from sales of shares by selling security holders.

     These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

     The date of this prospectus is March 11, 2004.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

     - Annual Report on Form 10-KSB filed on January 23, 2004.

     All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Telecom Communications, Inc., 74 Shanan Road, Panyu, Guangzhou, GD 511940 China.

                                   THE COMPANY

     Telecom was incorporated on January 6, 1997 in the State of Indiana under the corporate name MAS Acquisition XXI Corp. Prior to December 21, 2000, we were a blank check company seeking a business combination with an unidentified business. On December 21, 2000, we acquired Telecom Communications of America, which was a sole proprietorship doing business in Los Angeles, California since August 15, 1995 and changed our name to Telecom Communications, Inc.

     On September 30, 2003, Telecom consummated a Stock Purchase Agreement with Arran Services Limited ("Arran") and its sole shareholder, Mr. Fred Chiyuan Deng, for the acquisition of all of the capital stock of Arran, a British Virgin Island corporation. In exchange for the capital interest, Mr. Deng and his designate received a total of 23.8 million shares of Telecom common stock, representing approximately 64% of the outstanding shares of Telecom. On September 30, 2003, Telecom discontinued its operations in the U.S. On the closing of the Stock Purchase Agreement, Mr. Deng was elected chairman and CEO, and Mr. Ou Zhixiong and Ms. Lijian Deng were elected as directors.

     On December 31, 2003, TCOM acquired an additional 20% interest of IC Star MMS Limited ("IC Star") from Auto Treasure Holdings Limited, an entity 100% owned by Mr. Deng, for a consideration of 9,889,000 shares of Telecom common stock and 10,000,000 warrants to purchase 10,000,000 shares of Telecom common stock at $2 per share. As a result, as of December 31, 2003, Telecom owned 100% of IC Star. On December 31, 2003, Mr. Tak Hiromoto and Ms. Elizabeth Hiromoto resigned as directors and as President and Secretary, respectively. Mr. Deng was appointed as President, while Ms. Deng was appointed as Secretary.

OVERVIEW

     Arran, our wholly-owned subsidiary, was founded on December 3, 2001 and commenced its operations in January 2003. Arran, through its acquisition of partially-owned subsidiaries, is engaged in the construction of communication infrastructure and residential and commercial buildings and is a content provider focused on the design and development of entertainment content. Arran is targeting users of mobile devices such as mobile phones and PDA's. Arran has been working together with other local Chinese companies to develop telecommunication value-added service application software and system integration for commercial, industrial, cultural and educational usage.

     Our participation in the construction of communication infrastructure allows us to leverage our capacity of content development in delivering services to broader communities. Network infrastructure has always been considered as the necessary fundamental for the telecommunications industry.

     By contracting with various service providers, the Company has been able to expand its delivery capacity across China and provide lifestyle information to end-users through Short Message Service, Multimedia Messaging Service and other wireless devices. IC Star, one of our subsidiaries, has entered into a service agreement with a distribution partner in China, namely IC Soft. The service agreement enables the Company to distribute its latest entertainment news and lifestyle information content through IC Soft to subscribers of China Mobile and China Unicom across China.

            RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

     Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

THE COMPANY'S STRATEGY INCLUDES PURSUING STRATEGIC ACQUISITIONS THAT MAY NOT BE SUCCESSFUL.

     As part of the Company's strategy for growth, it will consider acquiring businesses that are intended to accelerate its product and service developments processes and add complementary products and services. Acquisitions involve a number of operational risks, including risks that the acquired business will not be successfully integrated, may distract management attention, may involve unforeseen costs and liabilities, and possible regulatory costs, some or all of which could have a material adverse effect on the Company's financial condition or results of operations.

     The Company may make these additional acquisitions with cash or with stock, or a combination thereof. If the Company does make any such acquisitions, various associated risks may be encountered, including potential dilution to the Company's then current shareholders as a result of additional shares of common stock being issued in connection with the acquisitions.

THE COMPANY'S REVENUES AND OPERATING RESULTS CAN BE UNPREDICTABLE.

     The Company's revenues and operating results could fluctuate substantially from quarter to quarter and from year to year. The Company's ability to recognize revenue during a quarter from customers depends upon its ability to provide its services and satisfy other contractual obligations of a customer sale in that quarter. Internal, revenue and operating results in any reporting period may fluctuate due to factors including, among others:

     -    loss of a customer;
     -    the timing and size of customers;
-         changes in customer's requirements;
     - the introduction of new products or services by the Company or its competitors;
     - changes in the price or availability of components for the Company's services and products; and
     - satisfaction of contractual customer acceptance criteria and related revenue recognition issues.

     As a result, the Company may continue to experience fluctuations in operating expenses and general overhead. The Company's future operating results may depend on its ability to continue to expand its facilities and services in a timely manner so that the Company can satisfy its commitments to its customers. The Company's failure to meet its customer's commitments would harm its business, financial condition and results of operations

OUR CHINESE OPERATIONS ARE HEAVILY IMPACTED BY DEVELOPMENTS IN THE PEOPLES REPUBLIC OF CHINA ("PRC").

     Currently, the Company's revenues are derived from sale of its construction services and content software to customers in the PRC. The Company hopes to expand its operations to countries outside the PRC; however, expansion has not yet commenced, and there are no assurances that the Company will be able to achieve an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

WE HAVE ONLY A LIMITED OPERATIONAL HISTORY, AND THERE ARE SUBSTANTIAL RISKS ASSOCIATED WITH CONDUCTING OPERATIONS IN THE PRC.

     Our revenue-producing operations are limited, and the information available about us makes an evaluation of us difficult. We have conducted limited operations, and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, the business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in international commerce. In addition to competing with other telecommunication and web companies, the Company could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

     Our real estate development business is subject to various risks including, without limitation, risks relating to the ability to locate and consummate the acquisition of suitable parcels of land, the availability and timely receipt of zoning, land use, building, occupancy and other required regulatory permits or approvals, the cost and timely completion of construction (including risks from causes beyond our control, such as weather, labor conditions or material costs and shortages) and the availability of financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities, any of which could have a material adverse effect on our business.

CURRENCY EXCHANGE RISKS MAY SUBSTANTIALLY AFFECT OUR BUSINESS ACTIVITIES.

     The Company generates revenue and incurs expenses and liabilities in Chinese renminbi, Hong Kong dollars and U.S. dollars. As a result, the Company is subject to the effects of exchange rate fluctuations with respect to any of these currencies. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars has generally been stable, and the renminbi has appreciated slightly against the U.S. dollar. However, given recent economic instability and currency fluctuations in the world, the Company can offer no assurance that the renminbi will continue to remain stable against the U.S. dollar or any other foreign currency. The Company's results of operations and financial condition may be affected by changes in the value of renminbi and other currencies in which its earnings and obligations are denominated. The Company has not entered into agreements or purchased instruments to hedge its exchange rate risks, although the Company may do so in the future.

WE HAVE SUBSTANTIAL RISKS AS A GENERAL CONTRACTOR IN THE PRC.

     We act as general contractor on our construction projects. Construction services are performed by us and by unaffiliated subcontractors. As a general contractor, we are responsible for the performance of the entire contract, including work assigned, to unaffiliated subcontractors, and may be liable for personal injury or property damage caused by the subcontractors. It is a common business practice in China not to carry liability insurance. Should an uninsured loss or a loss in excess of insured limits under our general liability or excess liability insurance occur, such loss could have a material adverse effect on our business and financial position.

RISKS OF GOVERNMENTAL REGULATION ON OUR BUSINESS IN THE PRC.

     As we expand our efforts to develop new products and services, we will have to remain attentive to relevant federal and state regulations. We intend to comply fully with all laws and regulations, and the constraints of federal and state restrictions could impact the success of our efforts.

     As our services are available in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations form jurisdictions in this area could have a detrimental effect upon our business. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation.

     Our construction projects are subject to various laws and governmental regulations relating to our business operations and project developments, such as zoning requirements. We believe we are currently in compliance with all laws, rules and regulations applicable to our projects and properties, and such laws, rules and regulations do not currently have a material impact on our operations. However, due to the increasing popularity and growth in development in the areas of China where our present and future projects will be developed and operated, it is possible that new laws, rules and/or regulations may be adopted with respect to our projects or proposed projects. The enactment of any such laws, rules or regulations in the future may have a negative impact on our projected growth, which could, in turn, decrease our projected revenues or increase our cost of doing business.

COMPETITION IN PRC IS INTENSIVE.

     Certain regions in China are currently being heavily expanded and developed with the assistance of its government. We anticipate that there will be extensive competition from other companies and businesses, including some large, multi-national hotel and resort developers. Our competitors include established real estate development companies. Many of our current and potential competitors have longer operating histories and financial, sales, marketing and other resources substantially greater than those of the Company. As a result, our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to the sales of our real estate projects. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or by increasing their efforts to gain and retain market share through competitive pricing. As the market for real estate development matures, price competition and ability to purchase prime real estate for development has intensified and is likely to continue to intensify. Such competition has adversely affected, and likely will continue to adversely affect, our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

IF THE COMPANY DOES NOT EFFECTIVELY MANAGE ITS GROWTH, IT MAY NOT BE ABLE TO SUCCESSFULLY EXPAND ITS BUSINESS.

     Growth of its business has placed, and will continue to place, a significant strain on the Company's management systems and resources. The Company's ability to successfully offer its products and implement its business plan in a rapidly evolving market requires an effective planning and management process. The Company will need to continue to improve its financial, managerial and manufacturing process and reporting systems, and will need to continue to expand, train and manage its workforce worldwide. If the Company fails to effectively manage its growth and address the above requirements, it could affect its ability to pursue business opportunities and expand its business.

THE COMPANY'S FUTURE GROWTH DEPENDS ON ITS ABILITY TO ATTRACT NEW CUSTOMERS, AND ON THE COMPANY'S ABILITY TO SELL ADDITIONAL SERVICES TO ITS CUSTOMERS.

     The Company's growth depends on its success in selling its services. The Company's success will depend on its ability to effectively anticipate and adapt to customer requirements and offer products and services that meet customer demands. Any failure of the Company's current or prospective customers to purchase services from the Company for any reason would seriously harm the Company's ability to grow its business.

LACK OF FUNDING WILL ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES.

     The Company's goals are all contingent upon raising debt or equity funding. Currently there are no sources for such funding. There are significant risks, difficulties, delays and unforeseen expenses related to development stage companies with little or no operating history. Constraints we face due to a lack of funding include:

     - Inability to generate necessary revenue to operate for the next 12 months or thereafter;
     -    Advertising and marketing costs that may exceed our current estimates;
     -    Unanticipated development expenses; and
     - The Company's ability to generate sufficient revenues to offset the substantial costs of operating our business.

START-UP EXPENSES AND FUTURE LOSSES WILL ADVERSELY AFFECT OUR OPERATIONS.

     Because of significant up-front expenses, including inventory, marketing programs, website development and operations, and other expenses required to develop our business, the Company anticipates that it may incur some losses until revenues are sufficient to cover its operating costs. Future losses are likely before our operations become profitable. As a result of the Company's lack of operating history, you will have no basis upon which to accurately forecast the Company's:

     -    total assets, liabilities, and equity;

     -    total revenues;
     -    gross and operating margins; and
     -    labor costs.

Accordingly, our proposed business plans may not either materialize or prove successful, and the Company may never be profitable.

OUR ABILITY TO GENERATE REVENUES COULD BE ADVERSELY AFFECTED BY SYSTEMS INTERRUPTIONS.

     Our ability to generate revenues depends, in part, on the ability of our customers to reliably access servers and on the appeal of our web site. Any system interruptions that result in the unavailability of our systems could reduce the attractiveness of our products and services. Like many companies whose operations are dependent upon IT systems, we have occasionally experienced system interruptions in the past, and it is likely that we will continue to experience system interruptions from time to time in the future

WE WILL BE REQUIRED TO MAKE SOFTWARE AND HARDWARE UPGRADES TO REMAIN
COMPETITIVE.

     We will be required to add additional software and hardware and further develop and upgrade our existing technology. Any delay or inability on our part in upgrading our systems may cause unanticipated system disruptions, slower response times, impaired quality and or delays in reporting information. There can be no assurance that we will be able to accurately project the rate of increases, if any, in the use of our web site or in a timely manner upgrade our existing systems. Any inability to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

THE SUCCESS OF OUR GROWTH STRATEGY IS DEPENDENT ON CONTINUED GROWTH OF THE INTERNET.

     Our Internet strategy is a key component in our overall business strategy. Future sales and profits which may come, if any, depend in part upon the widespread acceptance and use of the Internet as an effective medium of entertainment business and communication. Rapid growth in the use of and interest in the Internet has occurred only in recent years in the PRC. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of entertainment and commerce.

     The Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. The success of our business strategy will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

GOVERNMENTAL REGULATION OF THE INTERNET AND DATA TRANSMISSION OVER THE INTERNET COULD ADVERSELY AFFECT OUR BUSINESS.

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The laws regarding the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing privacy, libel and taxation apply. The rapid growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in China, the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to Internet businesses could adversely affect our ability to attract and serve customers.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE DO NOT KEEP UP WITH TECHNOLOGICAL CHANGES.

     The Internet is characterized by technological change. Our success will depend, in part, on our ability to enhance our existing services, develop new services that address the needs of our prospective customers and respond to technological advances and practices on a timely basis. The development of a web site entails significant technical, financial and business risks. There can be no assurance that we will successfully implement new technologies or adapt our web site, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions, such inability could have a material adverse effect on our business, prospects, financial condition and results of operations.

POLITICAL CONSIDERATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Under its current leadership, the government of the PRC has been reforming and is expected to continue to reform the PRC's economic and political systems. Such reforms have resulted in significant economic growth and social progress. Many of the reforms are unprecedented or experimental and are expected to be refined and improved upon. Other political, economic and social factors can also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on the operations of the Company. Results at times may also be adversely affected by changes in the PRC's political, economic and social conditions and by changes in policies of the PRC government, such as changes in laws and regulations, the introduction of measures to control inflation, changes in the rate of method of taxation and imposition of additional restrictions on currency conversion and remittances abroad. Although historically there have been periods of political instability, such as during the "Cultural Revolution," and certain of the reform measures have from time to time been readjusted, because of the broad support for the reform process and because the economic system in the PRC has already undergone extensive changes as a result of the success of such reforms, the Company believes that the basic principles underlying the reforms will continue to provide the framework for the PRC's political and economic system.

THE PRC'S ECONOMY, ECONOMIC REFORM AND INFLATION COULD HAVE MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The economy of the PRC differs from the economies of most countries in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, self-sufficiency, rate of inflation and balance of payments position, among others. In the past, the economy of the PRC has been primarily a planned economy subject to State plans. Although the majority of productive assets in the PRC are still owned by the PRC government, the portion of the PRC economy subject to State plans has been gradually diminishing. There can be no assurance, however, that the PRC government's policies for economic reforms will be consistent or effective.

     A significant portion of the economic activity in the PRC is related to exports and may, therefore, be affected by developments in the economies of the PRC's principal trading partners. The United States annually reconsiders the renewal of "Most Favored Nation" ("MFN") trading status for the PRC, which provides the PRC with certain trading privileges available generally to trading partners of the United States.

PRC GOVERNMENT CONTROL OF CURRENCY CONVERSION AND EXCHANGE RATE RISKS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF THE COMPANY.

     The PRC government imposes control over the convertibility of renminbi into foreign currencies. Currently, foreign investment enterprises ("FIEs") (including Sino-foreign joint ventures) are required to apply to the SAEC for "Foreign Exchange Registration Certificates" ("FERCs"). With such FERCs (which are granted to FIEs upon fulfilling certain specified conditions and which are reviewed annually b the SAEC) and authorization from the SAEC (which is obtained on a transaction-by-transaction basis), FIEs may enter into transactions at the swap centers to obtain foreign exchange for their needs. There can be no assurance that exchange rates will not become volatile or that the renminbi will not devalue again against the U.S. dollar. Exchange rate fluctuations may adversely affect the Company's financial performance.

PRC LEGAL SYSTEM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Since 1979, many laws and regulations dealing with economic matters in general have been promulgated in the PRC. Despite this activity in developing the legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes, and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes.

     As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon the business and prospects of Telecom.

     Telecom's activities in the PRC are by law subject, in some particular cases, to administrative review and approval by various national and local agencies of the PRC government. In particular, part of Telecom's current operations and the realization of its future expansion programs in the PRC will be subject to PRC government approvals.

THERE IS NO ASSURANCE OF PROTECTION FOR PROPRIETARY RIGHTS; RELIANCE ON TRADE SECRETS.

     The Company's method of operations will have only limited proprietary protection as it is unlikely that it will be able to secure meaningful proprietary protection relevant to its methods of business operations. There are no unique barriers for others to emulate the Company's methods of operations except for those barriers and limitations confronting anyone engaged in undertaking innovative activities and obtaining credibility in an emerging industry. The Company, rather, will seek to maintain its proprietary rights by trade secret protection and by the use of non-disclosure agreements with its employees. There can be no assurance that meaningful proprietary protection can be obtained, that the Company will be able to enter into or enforce agreements which restrict competitive activities of its employees, or that various individuals trained by the Company m ay not seek to engage in competitive activities subsequent to their employment by the Company.

OUR ASSETS ARE OUTSIDE OF THE U.S., AND ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS MAY BE AFFECTED.

     While the Company is a U.S. corporation with executive offices in the State of California, it is a holding company for entities which are domiciled outside the U.S. For the foreseeable future, a substantial portion of the Company's assets will be held or used outside the U.S. Enforcement by investors of civil liabilities under the federal securities laws may also be affected by the fact that while the Company is located in the U.S., its principal subsidiary and operations will be located outside the U.S., none of the Company's current executive officers or directors are U.S. residents, and all or a substantial portion of the assets of the Company are located outside the U.S.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

Telecom has never paid dividends on our common stock and does not presently intend to pay dividends on our common stock. Any future decisions as to the payment of dividends will be at the discretion of Telecom's Board of Directors, subject to applicable law.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND ON OUR ABILITY TO ATTRACT AND MAINTAIN OTHER QUALIFIED EMPLOYEES.

     Our future success depends on the continued services of Mr. Deng, our Chief Executive Officer. The loss of his services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on his life. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managers and employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP.

     Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "TCOM." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

     - investors may have difficulty buying and selling or obtaining market quotations;
     -    market visibility for our common stock may be limited; and
     - a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

     It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

                          TELECOM COMMUNICATIONS, INC.
                             2002 STOCK OPTION PLAN

INTRODUCTION

     The following descriptions summarize certain provisions of the Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan (as amended) has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

     On December 18, 2002, our Board of Directors authorized, and holders of a majority of our outstanding common stock approved and adopted, the Plan covering 2,500,000 shares of common stock. As of January 31, 2004, 2,500,000 options and restricted stock grants had been granted or issued under the Plan.

     On January 29, 2004, the Plan was amended to increase the number of shares covered by the Plan to 5,500,000 shares of our common stock.

     The purpose of the Plan is to encourage stock ownership by our directors, officers, employees and non-employee consultants and advisors, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

     Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

ELIGIBILITY

     Our directors, officers, employees and non-employee consultants and advisors are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options.

ADMINISTRATION

     The Plan will be administered by our Board of Directors or an underlying committee (the "Committee"). The Board of Directors or the Committee shall determine from time to time those of our directors, officers, employees and non-employee consultants and advisors to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, shall also be resolved by the Board or the Committee.

SHARES SUBJECT TO AWARDS

     We have currently reserved an additional 3,000,000 shares of our authorized but unissued common stock for issuance under the Plan, and a maximum of 5,500,000 shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

     The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

TERMS OF EXERCISE

     The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Board of Directors or the Committee.

     The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

EXERCISE PRICE

     The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that the fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair market value of such consideration to us in monetary terms.

     The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

     The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

MANNER OF EXERCISE

     Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

OPTION PERIOD

     All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

     All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

     In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

     If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

     If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

     If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

     If an optionee's employment with the Company is terminated for any reason whatsoever, and within three months after the date thereof optionee either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company, or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company's policies or any agreement between the optionee and the Company, the Committee, in its sole discretion, may terminate any outstanding Stock Option and may require optionee to return to the Company the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with the Company is terminated.

     The Committee may, if an optionee's employment with the Company is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require optionee to return to the Company the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with the Company is terminated.

MODIFICATION AND TERMINATION OF PLANS

     The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares subject to this Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the Plan, may be effective unless and until approved by our shareholders in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on December 18, 2012.

FEDERAL INCOME TAX EFFECTS

     The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on September 30, 2003. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

     If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

     In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

     In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

     The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

     The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

     The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

     The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

     - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

     - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

     - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

     Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Telecom and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

     We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

     We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

     Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

     The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 80,000,000 shares of common stock, par value $.001 per share, of which approximately 47,188,000 shares are issued and outstanding. We are authorized to issue 20,000,000 shares of preferred stock, of which no shares are issued or outstanding.

COMMON STOCK

     Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

     Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

     Our articles of incorporation authorize our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Indiana law.

TRANSFER AGENT AND REGISTRAR

          The  transfer agent and registrar for our common stock is

          Corporation Stock Transfer, Inc.
          3200 Cherry Creek Drive South
          Suite 430
          Denver, CO 80209
          (303) 282-4800

                                     EXPERTS

     The consolidated financial statements of Telecom Communications, Inc. as of September 30, 2003, and for the years ended September 30, 2003 and 2002 appearing in our Annual Report on Form 10-KSB for the year ended September 30, 2003 have been audited by Sherb & Co., LLP, Certified Public Accountants, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

     The Indiana Business Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (1)  the individual's conduct was in good faith;

     (2)  the individual reasonably believed:

          (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

          (B) in all other cases, that the individual's conduct was at least not opposed to its best interests;

     (3)  in the case of any criminal proceeding, the individual either:

          (A) had reasonable cause to believe the individual's conduct was lawful; or

          (B) had no reasonable cause to believe the individual's conduct was unlawful;

     (4) a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B); and

     (5) the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is, or was, a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     - Annual Report on Form 10-KSB filed on January 23, 2004.

     All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Telecom Communications, Inc., 74 Shanan Road, Panyu, Guangzhou, GD 511940 China.

ITEM 4.    DESCRIPTION OF SECURITIES

     A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Indiana Business Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (1)  the individual's conduct was in good faith;

     (2)  the individual reasonably believed:

          (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

          (B) in all other cases, that the individual's conduct was at least not opposed to its best interests;

     (3)  in the case of any criminal proceeding, the individual either:

          (A) had reasonable cause to believe the individual's conduct was lawful; or

          (B) had no reasonable cause to believe the individual's conduct was unlawful;

     (4) a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B); and

     (5) the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is, or was, a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

     Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

ITEM 8.    EXHIBITS

10.1       Telecom Communications, Inc. 2002 Stock Option Plan, as Amended*
23.1       Consent of Independent Certified Public Accountants*

-----------
*     Filed herewith.

ITEM 9.    UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, Country of China, on February 10th, 2004.

                                          TELECOM COMMUNICATIONS, INC.


                                          By: /s/ Fred Chiyuan Deng
                                          -------------------------
                                          Fred Chiyuan Deng,
                                          Chief Executive Officer,
                                          President and Chairman


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                 TITLE                          DATE
            ---------                 -----                          ----

/s/ Fred Chiyuan Deng          Chairman of the Board,           March 11, 2004
---------------------------    President and CEO
Fred Chiyuan Deng              (Principal Executive Officer)

/s/ Lijian Deng                Secretary, Treasurer             March 11, 2004
---------------------------    and Director
Lijian Deng

/s/ Gary Lam                   Principal Financial and          March 11, 2004
---------------------------    Accounting Officer
Gary Lam

/s/ Ou Zhixiong                Director                         March 11, 2004
---------------------------
Ou Zhixiong


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